QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.6

Nexen Inc. 801-7th Avenue S.W. Calgary, Alberta T2P 3P7	June 15, 2011

CONSENT OF INDEPENDENT RESERVES EVALUATOR AND/OR AUDITOR

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Nexen, Inc. (the "Corporation") filed with the Securities and Exchange Commission ("SEC") on June 15, 2011

        We refer to the Registration Statement filed by the Corporation under the Securities Act of 1933, as amended.

        We are a firm of independent petroleum consultants of Houston, Texas having prepared reports for the Corporation evaluating the Corporation's reserves as at December 31, 2010, as described in the Annual Information Form of the Corporation dated February 24, 2011.

        We hereby consent to the use of and reference to our name under the heading "Experts" in the Registration Statement and to all other references to our firm and the inclusion of information derived from our reports in the Registration Statement.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580
/s/ RICHARD J. SAVOIE Richard J. Savoie, P.E. TBPE License No. 40538 Senior Vice President
Houston, Texas June 15, 2011

1015 4TH STREET, S.W. SUITE 600    CALGARY, ALBERTA T2R 1J4        TEL (403) 262-2799        FAX (403) 262-2790
621 17TH STEET, SUITE 1550    DENVER, COLORADO 80293-1501             TEL (303) 623-9147        FAX (303) 623-4258

QuickLinks

  Exhibit 5.6
CONSENT OF INDEPENDENT RESERVES EVALUATOR AND/OR AUDITOR